UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 11, 2008 (December 11, 2008)
GEVITY HR, INC.
(Exact name of registrant as specified in charter)

Florida (State of incorporation)	0-22701 (Commission File Number)	65-0735612 (IRS Employer Identification No.)
9000 Town Center Parkway
Bradenton, Florida 34202
(Address of principal executive offices / Zip Code)
(941) 741-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Gevity HR, Inc. (the “Company”) issued a press release today in which it announced that it expects to receive an additional return of $26 million in workers’ compensation funds from AIG Commercial Insurance (“AIGCI”) by the end of January 2009 relating to its workers’ compensation policy years 2000-2002. A substantial portion of this return is incremental to the amount included in the short-term workers’ compensation receivable previously reported in the Company’s balance sheet as of September 30, 2008. The Company also announced that it had previously received (i) a refund of $4.7 million from AIGCI arising from lower program costs for the 2003 through 2007 policy years and (ii) a recovery of $2.0 million pursuant to a court-approved settlement arising from a liquidation proceeding related to the Bermuda reinsurance company formerly responsible for covering a specific layer of Gevity’s workers’ compensation claims exposure in 2006. The $2.0 million recovery will benefit the Company’s fourth quarter 2008 operating results. A copy of the press release is furnished herewith as Exhibit 99.1.
The information in this Current Report on Form 8-K and the Exhibit furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated December 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEVITY HR, INC. (Registrant)
Dated: December 11, 2008	By:	/s/ Edwin E. Hightower, Jr.
		Name:	Edwin E. Hightower, Jr.
		Title:	Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated December 11, 2008